UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

CERES, INC.

(Exact Name of registrant as Specified in its charter)

Delaware	001-35421	33-0727287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1535 Rancho Conejo Boulevard
Thousand Oaks, CA		91320
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 376-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 12, 2015, Ceres, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). There were present in person or by proxy at the Annual Meeting stockholders holding 35,811,787 shares of common stock of the Company, representing 74.2% of the 48,261,466 shares entitled to be voted at the Annual Meeting, thereby representing a quorum.

The final results for each of the matters considered at the Annual Meeting were as follows:

Proposal I: Election of Directors

Each of the nominees for director listed in the Proxy Statement were elected to serve until the Company’s 2018 Annual Meeting or until his or her successor is elected and has been qualified or his or her earlier resignation or removal, by the votes set forth in the table below.

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTE
Pascal Brandys	18,255,639	1,053,884	16,502,264
Daniel Glat	17,051,630	2,257,893	16,502,264
Cheryl Morley	18,250,213	1,059,310	16,502,264

Proposal II: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s outstanding shares of common stock, par value $0.01 per share, by a ratio in the range of 1-for-8 and 1-for-11, as determined in the sole discretion of the Company’s Board of Directors

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
28,879,518	6,333,038	599,231	0

Proposal III: Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending August 31, 2015

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
30,974,851	1,438,393	3,398,539	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERES, INC.

Date: March 17, 2015	By:	/s/ Paul Kuc
Name: Paul Kuc
Title: Chief Financial Officer